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                                                                      Exhibit 11
                                                                      ----------


                    COMPUTER NETWORK TECHNOLOGY CORPORATION

Statement Re:  Computation of Net Income Per Common and Common Equivalent Share

                                  (Unaudited)

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
                                                           Three Months Ended
                                                               March 31,

                                                            1996         1995
                                                        -----------  -----------

Net Income                                              $    19,148  $ 1,747,502
                                                        ===========  ===========

Primary Earnings Per Share:
- ---------------------------
Weighted average number of common shares outstanding     23,034,100   22,416,016

Dilutive effect of outstanding common equivalent shares     318,559      904,363
                                                        -----------  -----------

Weighted average number of common and common equivalent
 shares outstanding                                      23,352,659   23,320,379
                                                        ===========  ===========

Net income per common and common equivalent share             $ .00        $ .07
                                                        ===========  ===========

Fully Diluted Earnings Per Share:
- ---------------------------------
Weighted average number of common shares outstanding     23,034,100   22,416,016

Dilutive effect of outstanding common equivalent shares     322,254    1,049,480
                                                        -----------  -----------

Weighted average number of common and common equivalent
 shares outstanding                                      23,356,354   23,465,496
                                                        ===========  ===========

Net income per common and common equivalent share             $ .00        $ .07
                                                        ===========  ===========
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